NYLIM FUNDS

Redesignation of Series of Shares

of Beneficial Interest, Par Value $0.01 Per Share

The undersigned, being at least a majority of the Trustees of NYLIM Funds, a Massachusetts business trust (“Trust”), acting pursuant to Article V, Section 5.11 and Article VII, Section 8.3 of the Trust’s Declaration of Trust dated January 9, 1986, as amended and restated on August 28, 2026 (“Declaration of Trust”), deeming it desirable to make changes to the Declaration of Trust that do not materially adversely affect the rights of the Trust’s shareholders, hereby amend the Declaration of Trust as follows:

Current Name	Proposed Name
NYLI MacKay Strategic Bond Fund	NYLIM MacKay Strategic Bond Fund
NYLI MacKay U.S. Infrastructure Bond Fund	NYLIM MacKay U.S. Infrastructure Bond Fund
NYLI MacKay High Yield Corporate Bond Fund	NYLIM MacKay High Yield Corporate Bond Fund
NYLI Money Market Fund	NYLIM Money Market Fund
NYLI MacKay Tax Free Bond Fund	NYLIM MacKay Tax Free Bond Fund
NYLI MacKay Convertible Fund	NYLIM MacKay Convertible Fund
NYLI Income Builder Fund	NYLIM Income Builder Fund
NYLI Candriam Emerging Markets Debt Fund	NYLIM Candriam Emerging Markets Debt Fund
NYLI WMC Enduring Capital Fund	NYLIM WMC Enduring Capital Fund
NYLI Winslow Large Cap Growth Fund	NYLIM Winslow Large Cap Growth Fund
NYLI WMC Value Fund	NYLIM WMC Value Fund

Effective as of August 28, 2026, the series of the Trust are re-designated as shown below, and all other terms and conditions regarding the designation of that series contained in the Amended and Restated Establishment and Designation of Additional Series, as thereafter amended, remain in full force and effect.

/s/ Susan B. Kerley    /s/ David H. Chow

Susan B. Kerley, Trustee   David H. Chow, Trustee

/s/ Karen Hammond    /s/ Alan R. Latshaw

Karen Hammond, Trustee   Alan R. Latshaw, Trustee

/s/ Jacques P. Perold    /s/ Richard S. Trutanic

Jacques P. Perold, Trustee   Richard S. Trutanic, Trustee

/s/ Adeel Jivraj    /s/Stephanie Lynch

Adeel Jivraj, Trustee    Stephanie Lynch, Trustee

/s/ Naïm Abou-Jaoudé

Naïm Abou-Jaoudé, Trustee

[Redesignation of Series of Shares Signature Page]